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EXHIBIT 99.1

[LOGO] ADVANCED BIOTHERAPY, INC.


                                Administration
                                --------------
                                6355 Topanga Canyon Boulevard, Suite 510
                                Woodland Hills, California  91367

                                Laboratories
                                ------------
                                9110 Red Branch Rd.
                                Columbia, MD   21045

                                Telephone 818-883-6716
                                Fax           818-883-3353
                                www.advancedbiotherapy.com


                             "FOR IMMEDIATE RELEASE"


                Advanced Biotherapy Inc. Inaugurates New Website


LOS ANGELES--(BUSINESS WIRE)--October 28, 2003 -- Advanced Biotherapy Inc. (OTCBB:ADVB - News) -- a developer of pioneering antibody therapies for treating severe and widespread autoimmune diseases - reported the inauguration of its new website at http://www.advancedbiotherapy.com

         Mr. Edmond Buccellato, the Company's Chief Executive Officer and Chairman of the Board of Directors, stated "The website is not only more contemporary in design, but also provides our investors, and the public, an up-to-date glance of current developments. We are now more accessible in terms of electronic communications."

About Advanced Biotherapy

Advanced Biotherapy, Inc., located in Los Angeles, with laboratories located in Columbia, Maryland, is pioneering the development of new antibody therapies for treating severe and widespread autoimmune diseases. Its investigational therapies attack autoimmune diseases at their source, neutralizing biologic imbalances that impair immune system function. Core technology is protected under U.S. patents and patents pending for the exclusive use of a class of antibodies to the protein known as interferon-gamma and antibodies to other proteins for treating a range of autoimmune diseases.

In addition to historical facts or statements of current condition, this website and its various pages contain forward-looking statements about Advanced Biotherapy, Inc. Forward-looking statements provide our current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress in our research programs, development of potential pharmaceutical products, prospects for regulatory approval, manufacturing capabilities, market prospects for our products, sales and earnings projections, and other statements regarding matters that are not historical facts. Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate,"


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"estimate,"  "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. Our performance and results could differ materially from those reflected in these forward-looking statements due to general
financial,   economic,   regulatory  and  political   conditions  affecting  the
biotechnology and pharmaceutical industries as well as more specific risks and uncertainties. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of obtaining regulatory approval to conduct United States' based clinical trials, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. Discussion about our clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Furthermore, we do not intend (and we are not obligated) to update publicly any forward-looking statements.

You are advised to consult the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2002.

Contact:
     Advanced Biotherapy, Inc.
     Amy Buccellato, 818-883-6716
     www.advancedbiotherapy.com